Currenc Group Inc.

(List of Subsidiaries)


Currenc Group Inc.
(Cayman Islands)
100%
CURRENC Capital Inc.
(fka Dynamic (Asia) Holdings Limited)
(Cayman)
100%
CURR-ARC GP Limited
(fka YES Wellness Limited)
(Hong Kong)
General Partner
CURR-ARC AI Fund 1 LPF
(Hong Kong)
Seamless Group Inc.
(Singapore Branch)
(Singapore)
100%
Seamless Group Inc.
(Cayman Islands)
100%
Dynamic Investment Holdings Limited
(Cayman Islands)
100%
Dynamic Indonesia Holdings Limited
(Cayman Islands)
79%
3%
Dynamic Indonesia Pte. Ltd.Note 3
(Singapore)
99%
1%
PT Dynamic Wallet Indonesia
(Indonesia)
99.7%
0.3%
PT WalletKu Indompet Indonesia
(Indonesia)
51%
Seamless AI Inc.Note 1
(fka O2O Guru Limited)
(BVI)
100%
Seamless Lab Limited
(fka O2O Consulting Limited)
(HK)
60%
Tranglo Sdn. Bhd.Note 2
(Malaysia)
100%
Tranglo (MEA) Limited
(HK)
100%
PT Tranglo Indonesia
(Indonesia)
100%
PT Tranglo Solusindo
(Indonesia)
100%
Tranglo Pte. Ltd.
(Singapore)
100%
Treatsup Sdn. Bhd.
(Malaysia)
100%
Tranglo Europe Limited
(UK)
100%
Currenc US Inc.
(USA)
100%
CURRENC Power Corp.
(fka Tranglo Holdings Limited)
(Cayman)
100%
Bagus FinTech Pte. Ltd.
(Singapore)
100%
Mega Data Center Sdn. Bhd
(Malaysia)

Notes:
1. 49% of Seamless AI Inc. is held by Kong King Ong Alexander.
2. 40% of Tranglo Sdn. Bhd. is held by Ripple Market APAC Pte. Ltd
3. 12% and 6% of Dynamic Indonesia Pte. Ltd. is held by Mr. Tri Putra Permadi Wiyono and Mr. Leong Yew Poh